Exhibit 10.53
FIRST AMENDMENT TO INDUSTRIAL STEAM SALES CONTRACT
dated as of
December 16, 2003
By and Between
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
and
HERCULES INCORPORATED

FIRST AMENDMENT TO INDUSTRIAL STEAM SALES CONTRACT

THIS FIRST AMENDMENT TO INDUSTRIAL STEAM SALES CONTRACT (this "Amendment") is made as of the 16th day of December 2003, between Hercules Incorporated, a Delaware corporation ("Buyer") and North Jersey Energy Associates, A Limited Partnership, a New Jersey limited partnership ("Seller"). Buyer and Seller are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties". Terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Original Agreement (as defined in the first recital below).

W I T N E S S E T H:

WHEREAS, Buyer and Seller entered into an Industrial Steam Sales Contract dated as of June 5, 1989 (the "Original Agreement" and as amended by this Amendment, the "Agreement") pursuant to which the Seller is obligated to sell and Buyer is obligated to purchase the Steam generated at the Facility;

WHEREAS, Buyer sold a portion of the Buyer's Plant used for the production of nitrocellulose (the "Nitrocellulose Facility," as defined in the Termination Agreement (defined below)) to Green Tree Chemical Technologies Inc. ("Green Tree") and entered into a Utilities Agreement pursuant to which Buyer resells a portion of the steam it purchases from Seller to Green Tree;

WHEREAS, Seller is restructuring its power purchase agreement with Jersey Central Power & Light Company ("JCP&L") and has entered into an Amended and Restated Power Purchase Agreement with JCP&L dated as of May 16, 2003, as amended by that First Amendment to Amended and Restated Power Purchase Agreement dated as of October 21, 2003 (the "Amended and Restated Power Purchase Agreement") pursuant to which Seller sells the electrical output of the Facility to JCP&L, and in connection therewith, the New Jersey Board of Public Utilities ("NJBPU") has approved such restructuring transaction (the "Restructuring");

WHEREAS, in connection with the Restructuring, the Parties entered into a Termination Agreement dated as of October 21, 2003 (the "Original Termination Agreement") pursuant to which they agreed to terminate the Original Agreement in consideration for which Seller agreed to pay to Buyer, for the purposes of promoting the continuation of employment at the Hercules Facility and Nitrocellulose Facility and to mitigate the increased cost of steam due to the Restructuring, Monthly Employment Incentive Payments (as defined in the Termination Agreement) per month, which will be funded in part by Seller and in part, indirectly, by JCP&L; and

WHEREAS, the Parties wish to amend the Original Agreement to accommodate the parties' operations notwithstanding the Restructuring and, contemporaneously herewith, have amended the Original Termination Agreement (as so amended, the "Termination Agreement") to permit Seller the right to terminate the Agreement as provided in the Termination Agreement;

WHEREAS, in light of the foregoing, Buyer and Seller desire to amend the Original Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.
The following new definition shall be added, in alphabetical order, to Article II (Definitions):

"Amended PPA Effective Date" means the "Effective Date" under and as defined in that Amended and Restated Power Purchase Agreement, as amended by a First Amendment thereto dated as of October 21, 2003 and a Second Amendment thereto to be dated on or about December 23, 2003 (together, the "Amendments") which together obligate JCP&L to fund a portion of the damages that may be payable hereunder during the Interim Period, which Amendments shall be substantially in the forms attached hereto as Appendix 2 and Appendix 3 respectively, with any such changes to which Seller may agree so long as such changes do not affect Buyer.

"Base Damage Payment" has the meaning set forth in Paragraph 2 of Article VI.

"Cessation of Operations" shall be deemed to have occurred at either the Hercules Facility or the Nitrocellulose Facility on the 30th consecutive calendar day on which (i) the number of full-time employees (A) at the Hercules' Facility, falls below forty (40) or (B) at the Nitrocellulose Facility, falls below one hundred (100) during calendar years 2004 and 2005, ninety (90) during calendar year 2006, or eighty (80) during calendar year 2007 or any year thereafter (if applicable) or (ii) there has been a cessation of substantially all of the manufacturing and production operations at either such Facility.

"Cure Period" has the meaning set forth in Paragraph 4(b) of Article VI hereof.
"First Tier Reduction" has the meaning set forth in Paragraph 4(a)(i) of Article VI hereof.
"Green Tree" means Green Tree Chemical Technologies Inc., the entity which, as of the date hereof, owns the Nitrocellulose Facilities.
"Hercules Facility" means the Buyer's Plant, except for the Nitrocellulose Facility.

"Interim Period" means the date on or about December 18, 2003, as designated by Seller in its sole discretion in a written notice to Hercules (the "Notice Date"), through the earlier to occur of the Restructuring Effective Date (as defined in the Termination Agreement) and the date that is forty-eight (48) months after the Notice Date.

"Interim Period Force Majeure" means circumstances beyond the control of the party concerned and resulting in or causing a failure or substantial interference in the operation of the Hercules Facility or the Nitrocellulose Facility, as the case may be, which circumstances cannot be overcome by the exercise of due diligence by the party concerned. Subject to the foregoing, such circumstances may include riots, wars (declared or undeclared), insurrections, sabotage, rebellions, terrorist acts, civil disturbances, acts of God, explosions, fires, major equipment failures beyond the control of the party affected, and interruptions beyond the control of the party affected of fuel supply, power, water, utilities, wastewater disposal, feedstock, or product distribution; provided, however, that (a) any lack of money, (b) changes in market conditions, or (c) strikes, lockouts or other labor difficulties involving personnel of Buyer (or its Affiliates or successors or assigns) or Green Tree (or its Affiliates or successors or assigns) shall not constitute Interim Period Force Majeure.

"Interim Period Outage" means an outage at the Facility for at least fifteen (15) continuous minutes, which results in a curtailment of Equivalent Steam at least 10% below the lesser of (i) the Designated Steam Requirement and (ii) the quantity of Equivalent Steam purchased by Buyer in the last Clock Hour prior to such outage.

"Monthly Certificate" has the meaning set forth in Paragraph 4(d) of Article VI hereof.
"Monthly Damage Payment" has the meaning set forth in Paragraph 2 of Article VI.
"Nitrocellulose Facility" has the meaning set forth in the recitals..
"Required Levels" has the meaning set forth in Paragraph 4(b) of Article VI hereof.
"Second Tier Reduction" has the meaning set forth in Paragraph 4(a)(ii) of Article VI hereof.
2. Amendments to Article III (Scope and Quantity of Steam ).
There shall be inserted at the beginning of the first sentence of Paragraph 2 of Article III, the words "Except during the Interim Period," and at the end of such sentence, the following proviso:

; provided, further, that during the Interim Period, Buyer acknowledges that one or both of the gas turbines may not be fully operational and in light of such fact, Seller's obligation hereunder during the Interim Period shall be to deliver Steam to Buyer whenever the Facility is, or the Buyer reasonably projects that the Facility will be, operating at baseload conditions for at least 144 consecutive hours.

3. Amendments to Article VI (Defaults; Remedies) and Article XVIII (Liability Limitations).
(a) Paragraph 2 of Article VI is hereby amended and restated in its entirety to read as follows:

2. Any of the following events shall constitute a default by Seller hereunder: (i) fraudulent use by Seller of any meters provided hereunder; (ii) except during the Interim Period, at any time (A) twelve months after the Commencement Date (as such term is defined in the Amended and Restated Operation and Maintenance Agreement to be entered into by and between Seller and Westinghouse Electric Corporation, a Delaware corporation) if the First Delivery Date shall have occurred on or prior to the Commencement Date or (B) twenty-four months after the Commencement Date if the First Delivery Date shall have occurred after the Commencement Date, but in any event not more than twenty-four months after the First Delivery Date in the case of either clause (A) or (B) above, any failure of Seller to deliver, on an annual average basis, with each such annual period commencing on the immediately preceding anniversary of the Commencement Date eighty-five percent (85%) of the total Steam used by Buyer at Buyer's Plant up to a maximum of the Designated Steam Requirement; or (iii) except during the Interim Period, in any full calendar year after the First Delivery Date, any Total Forced Outages in excess of five (5) per year or any Partial Forced Outages in excess of fifteen (15) per year. As regards clause 2(i) above, in the event of such default, Buyer shall give Seller written notice thereof, and Seller shall have ninety (90) days after the date of such notice during which to remedy such default. As regards clause 2(ii) above, in the event that the Steam produced by Buyer's boilers in any year, as the proximate result of Seller's interruption(s) or curtailment of Steam, exceeds an amount equal to the Designated Steam Requirement multiplied by 8760 hours/year multiplied by .15 unavailability, except as a result of Force Majeure (as hereinafter defined) Seller shall pay to Buyer as liquidated damages and not as a penalty an amount sufficient to compensate Buyer for having to generate such excess, calculated in accordance with Exhibit E, but in no event more than eight hundred thousand dollars ($800,000) in aggregate, per year. As regards clause 2 (iii) above, except during the Interim Period, in the event that Seller has more than five Total Forced Outages per year, it shall pay to Buyer as liquidated damages and not as a penalty, forty thousand dollars ($40,000) per Total Forced Outage and five thousand dollars ($200,000) in aggregate, per year. During the Interim Period, in the event of (A) any failure of Seller to deliver, on monthly average basis beginning with the month ending December 31, 2003, eighty-five percent (85%) of the total Steam used by Buyer at Buyer's Plant up to a maximum of one-twelfth of the Designated Steam Requirement (i.e., 150 million pounds per month) or (B) the occurrence during any calendar month of three (3) or more Interim Period Outages, Seller shall pay to Buyer as liquidated damages and not as a penalty an amount sufficient to compensate Buyer for having to generate excess Steam, which Seller and Buyer stipulate as being $440,249.00 per month (the "Base Damage Payment"), subject to adjustment pursuant to paragraph 4 of this Article VI, and as pro rated for partial months (as so adjusted and prorated, the "Monthly Damage Payment"), including without limitation the partial month ending December 31, 2003 and, if applicable, the partial month containing the date that is forty-eight (48) months after the Notice Date; provided, further, that no damages shall be payable for all or any part of the month during which the Restructuring Effective Date occurs. The remedies specified in this Paragraph 2 of Article VI shall be the sole and exclusive remedies of Buyer hereunder, and the liquidated damages specified in this Paragraph 2 of Article VI shall be the sole liabilities of the Seller hereunder, in lieu of any remedies, express or implied, herein, or otherwise available at law or in equity to Buyer, for any default by Seller hereunder, whether the claims of Buyer shall be in contract, tort (including strict liability and negligence) or otherwise, other than under Article XIII hereof.

(b) Article VI is hereby amended by the addition of a new paragraph 4, which shall read as follows:

4.(a) Reduction of Base Damage Payment due to Reduction or Cessation of Operations. The Base Damage Payment payable during the Interim Period shall be reduced or eliminated under the following circumstances:

(i) If a Cessation of Operations occurs at the Hercules Facility, then the Base Damage Payment shall be reduced by $37,735.80 (a "First Tier Reduction") beginning on the last business day of the month during which the Cessation of Operations occurs; or

(ii) If a Cessation of Operations occurs at the Nitrocellulose Facility, then the Base Damage Payment shall be reduced by $94,339.50 (a "Second Tier Reduction") beginning on the last business day of the month during which the Cessation of Operations occurs; or

(iii) If a Cessation of Operations occurs at both Facilities, then the Base Damage Payment shall equal zero.

(b) Cure Period for Cessation of Operations. Buyer shall have a period of one hundred and eighty-three (183) days from the date of inception of the Cessation of Operations to cure or overcome the cause of a Cessation of Operations and reinstate employment levels or production and manufacturing levels so that a Cessation of Operations no longer exists (the "Required Levels"); provided, however, such 183-day period shall be extended day-for-day during the occurrence of an event of Interim Period Force Majeure so long as the party affected is diligently seeking to remedy the effects of such Interim Period Force Majeure, provided, further, that in no event shall such extension exceed 180 days (as the case may be, the "Cure Period"). During the Cure Period, Seller shall have no obligation to make (i) the Base Damage Payment (except as reduced as described above) or (ii) any Monthly Damage Payments at all if both Facilities have experienced a Cessation of Operations, as applicable. Monthly Damage Payments that would have otherwise been payable hereunder during such period but for the Cessation of Operations at one or both Facilities shall be permanently and irrevocably forfeited by Buyer. If the Required Levels are re-attained within the Cure Period, then Buyer shall promptly so notify Seller in writing with appropriate detail and supporting information (including the date on which the Required Levels were re-attained), and the Base Damage Payments level shall be reinstated from that date forward.

(c) Failure to Cure. If the Required Levels at either or both of the Hercules Facility and/or the Nitrocellulose Facility are not re-attained within the Cure Period, Buyer shall promptly so notify Seller in writing and the Cessation of Operations shall be considered permanent, and the Base Damage Payment hereunder shall be irrevocably reduced or eliminated as described in paragraph 4(a) above.

(d) On or before December 26, 2003 (with respect to the period ending December 21, 2003) and on the fifth day of each month thereafter during the Interim Period (or if such day falls on a day other than a business day, on the business day immediately following) beginning on January 5, 2004, Buyer shall provide to Seller a certificate of an authorized representative of Buyer substantially in the form set forth as Appendix 1 hereto (the "Monthly Certificate"). Except with respect to the first Monthly Certificate to be delivered on or before December 26, 2003, if Buyer fails to deliver such certificate, Seller shall have until the fifteenth day of such month (or if such day falls on a day other than a business day, on the business day immediately following) to deliver a written request to Buyer requesting delivery of such certificate. If Buyer fails to respond to Seller's request by delivering such Monthly Certificate on or before the twenty-fifth day of such month (or if such day falls on a day other than a business day, on the business day immediately following) or if Buyer fails to deliver a Monthly Certificate on or before December 26, 2003, a Cessation of Operations with respect to both the Hercules Facility and the Nitrocellulose Facility shall be deemed to have occurred for thirty consecutive days and Seller shall have the right to withhold payment of any Monthly Damage Payments for such month and any subsequent month until a Monthly Certificate certifying that no Cessation of Operations has occurred has been delivered.

(e) The Parties acknowledge and agree that there was a cessation of substantially all of the manufacturing and production operations at the Nitrocellulose Facilities on November 21, 2003. If such circumstances (or any other circumstances that would, but for the lapse of time, constitute a "Cessation of Operations") continue beyond December 20, 2003, they will result in a Cessation of Operations at the Nitrocellulose Facility, resulting in the Base Damage Payment amount being reduced to $345,909.50 on and after December 21, 2003, as prorated for any partial months and as subject to cure as provided in Paragraph 4(b) above (and subject to any other adjustment pursuant to Paragraph 4(a) above). The Base Damage Payment amount shall be restored to $440,249 (as adjusted if applicable pursuant to Paragraph 4(a) and as prorated for any partial months) if and only if Green Tree cures the Cessation of Operations and re-attains the Required Levels on or before June 21, 2004.

(f) Proration of Monthly Damage Cap due to Failure of JCP&L to Make Certain Payments. On and after the Amended PPA Effective Date, the Monthly Damage Payment shall (i) in the event of a shortfall in any monthly payment from JCP&L under the Amended and Restated Power Purchase Agreement, be reduced by the product of the $188,679 times the Pro Rata Factor, or (ii) be eliminated upon a termination of the Amended and Restated Power Purchase Agreement for any reason other than due to the occurrence and continuance of an Event of Default of Seller; provided, however, there shall be no reduction in or elimination of the Monthly Damage Payment hereunder to the extent that JCP&L fails to make payments to Seller under the Amended and Restated Power Purchase Agreement due to an Event of Default of Seller under such agreement; provided, further, that to the extent that Seller later recovers all or a portion of any payment shortfalls from JCP&L, Seller shall re-calculate the Pro Rata Factor for the applicable period and shall pay to Hercules an amount equal to the difference between the Monthly Damage Payment as calculated at the time pursuant to this section and the amount payable following such recalculation. "Pro Rata Factor" shall mean the fraction, the numerator of which is the shortfall in the amount paid by JCP&L under the Amended and Restated Power Purchase Agreement for the applicable period and the denominator of which is the amount properly invoiced by Seller under such agreement for the applicable period.

(c) Article XVIII is hereby amended by adding after the words "one million dollars ($1,000,000) per calendar year" the following:

"except during the Interim Period, during which period, the annual liability limitation shall equal the product of the number of Interim Period months during such calendar year times the Monthly Damage Payment in effect during the relevant period, as prorated for partial years, including calendar year 2003, for which the annual liability limitation shall equal $1,152,000 (assuming that the Notice Date occurs on December 18, 2003 and that a Cessation of Operations with respect to the Nitrocellulose Facility occurs on December 20, 2003);"

4. Headings. The headings used throughout this Amendment are inserted for reference only, and are not to be considered or taken into account in construing the terms or provisions of any section hereof nor to be deemed in any way to qualify, modify or explain the effect of any such provisions or terms.

5. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New Jersey.

6. Counterparts. This Amendment may be executed by the Parties in separate counterparts, each of which shall be deemed an original hereof, but all of which shall constitute one and the same instrument.

7. No Other Amendment. Except as expressly amended herein, all other terms and provisions of the Original Agreement shall remain unmodified and in full force and effect.
8. Effective Date. This Amendment shall be effective as of the date first written above.
IN WITNESS WHEREOF, each of Buyer and Seller has caused this Amendment to be duly executed on its behalf as of the date first above written.
HERCULES INCORPORATED
By:	CRAIG A. ROGERSON

Name: Craig A. Rogerson Title: President & CEO
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By:	Northeast Energy, LP, its general partner
By:	ESI Northeast Energy GP, Inc., its administrative general partner
By:	NATHAN E. HANSON

Nathan E. Hanson Director

APPENDIX 1 FORM OF MONTHLY CERTIFICATION MONTHLY CERTIFICATE OF HERCULES INCORPORATED
North Jersey Energy Associates, A Limited Partnership c/o Northeast Energy, LP FPL Energy, LLC 700 Universe Blvd. P.O. Box 14000 Juno Beach, FL 33408 Attention: Nathan E. Hanson, Business Manager

Reference is made to that certain Industrial Steam Sales Contract, dated as of October 21, 2003, as amended by that First Amendment to Industrial Steam Sales Contract (the "Steam Contract"), by and between North Jersey Energy Associates, A Limited Partnership ("Seller") and Hercules Incorporated ("Buyer"). Capitalized terms not defined herein shall have the meanings set forth in the Steam Contract.

I am an authorized representative of Buyer and have the authority to deliver this certificate and am familiar with the operations at the Buyer Facility and the Nitrocellulose Facility. I hereby certify, that as of the date hereof:

1. The number of full-time employees employed at the Hercules Facility is _____. If the number reported above is less than 40, state the date on which the number of employees at the Hercules Facility dropped below 40: ______________, 200_.

2. The number of full-time employees employed at the Nitrocellulose Facility is _____. If the number reported above is less than one hundred (100) during calendar years 2004 and 2005, ninety (90) during calendar year 2006, or eighty (80) during calendar year 2007 or any year thereafter (if applicable), state the date on which the number of employees at the Nitrocellulose Facility dropped below the required level for such year: ______________, 200_.

3. A cessation of substantially all of the manufacturing and production operations [HAS] [HAS NOT] (select one) occurred at the Hercules Facility. If so, state the date on which such cessation occurred: _______________, 2003.

4. A cessation of substantially all of the manufacturing and production operations [HAS] [HAS NOT] (select one) occurred at the Nitrocellulose Facility. If so, state the date on which such cessation occurred: _______________, 2003.

IN WITNESS WHEREOF, Buyer has executed this Monthly Certificate on this ___ day of ________ 200__.
HERCULES INCORPORATED
By:

Name: Title: Vice President

APPENDIX 2 FIRST AMENDMENT TO AMENDED PPA
FIRST AMENDMENT TO AMENDED AND RESTATED POWER PURCHASE AGREEMENT
dated as of
October 21, 2003
By and Between
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
and
JERSEY CENTRAL POWER & LIGHT COMPANY

FIRST AMENDMENT TO AMENDED AND RESTATED POWER PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED POWER PURCHASE AGREEMENT (this "Amendment") is made as of the 21st day of October, 2003, Jersey Central Power & Light Company, a New Jersey corporation and North Jersey Energy Associates, A Limited Partnership, a New Jersey limited partnership. JCP&L and NJEA are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties". Terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Original Agreement (as defined in the first recital below).

W I T N E S S E T H:

WHEREAS, JCP&L and NJEA entered into an Amended and Restated Power Purchase Agreement dated as of May 16, 2003 (the "Original Agreement" and as amended by this Amendment, the "Agreement") pursuant to which the NJEA is obligated to sell and JCP&L is obligated to purchase the Contract Energy generated at the Facility or provided by NJEA from other sources;

WHEREAS, NJEA and Hercules Incorporated ("Steam Host") are parties to an Industrial Steam Sales Contract (the "Steam Contract") dated June 5, 1989 pursuant to which NJEA sells steam generated at the Facility to Steam Host for consumption at Steam Host's chemical manufacturing facility located in Parlin, New Jersey (the "Steam Host Facility") and Steam Host resells a portion of the steam it purchases from NJEA to its lessee, Green Tree Chemical Technologies Inc. which uses steam in the operation of its adjacent facility (the "Nitrocellulose Facility");

WHEREAS, in connection with the restructuring of certain contractual arrangements relating to the operation of the Facility, including the Existing PPA, the Steam Contract will be terminated as provided in a Termination Agreement dated as of October 21, 2003 by and between Steam Host and NJEA (the "Termination Agreement"), pursuant to which NJEA will pay to Steam Host, for the purposes of promoting the continuation of employment at the Steam Host Facility and the Nitrocellulose Facility and to mitigate the increased cost of steam due to the Restructuring (as defined in the Termination Agreement), Monthly Employment Incentive Payments (as defined in the Termination Agreement) of $440,249 per month, which will be funded in part by NJEA and in part, indirectly, by JCP&L through certain offsetting adjustments to its payment obligations under the Agreement, as set forth herein; and

WHEREAS, in light of the foregoing, JCP&L and NJEA desire to amend the Original Agreement to provide for such offsetting adjustments as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.
The following new definitions shall be added, in alphabetical order, to Section 1.1:
"Steam Host" means Hercules Incorporated and its successor and permitted assigns.

"Steam Host Employment Incentive Component" shall mean, in each month and for each MWh of Contract Energy delivered hereunder during the Steam Host Employment Incentive Period, an amount equal to $0.74 per MWh of Contract Energy delivered during such period; provided, however, (a) with respect to any month during which the Second Component (as defined in the Termination Agreement) is reduced by either 20% or 50% due to a "Cessation of Operations" (as defined in Section 3.2 of the Termination Agreement), the Steam Host Employment Incentive Component shall be reduced by the same percentage and (b) with respect to any month during which payment of the Monthly Employment Incentive Payment (as defined in the Termination Agreement) is not paid by NJEA due to a "Cessation of Operations" (which is subject to cure within specified time periods) pursuant to Section 3.2 of the Termination Agreement, the Steam Host Employment Incentive Component shall equal zero for such month.

"Steam Host Employment Incentive Period" means the period beginning on January 1, 2004 and ending on the earlier of (i) December 31, 2007 or (ii) the date before December 31, 2007 on which NJEA's obligation to pay to Steam Host the "Monthly Employment Incentive Payments" under Section 2.2(a) of the Termination Agreement is permanently and irrevocably eliminated due to the occurrence of a "Cessation of Operations" that has not been cured within one hundred and eighty-three (183) days from the inception thereof, as may be extended for force majeure for up to an additional one hundred and eighty (180) days. A "Cessation of Operations" shall be deemed to have occurred at either the Hercules Facility or the Nitrocellulose Facility on the 30th consecutive calendar day on which (i) the number of full-time employees (A) at the Hercules Facility, falls below forty (40) or (B) at the Nitrocellulose Facility, falls below one hundred (100) during calendar years 2004 and 2005, ninety (90) during calendar year 2006, or eighty (80) during calendar year 2007 or any year thereafter (if applicable) or (ii) there has been a cessation of substantially all of the manufacturing and production operations at either such Facility. For the avoidance of doubt, in no event shall the Steam Host Employment Incentive Period end prior to the date on which NJEA is permanently and irrevocably relieved of its obligation to make any "Monthly Employment Incentive Payments" (or portion thereof) to the Steam Host under the Termination Agreement.

"Termination Agreement" shall mean that Termination Agreement dated as of October 21, 2003 by and between Hercules Incorporated and NJEA.
2. Amendments to Section 4.1 (Payment for Contract Energy); New Section 4.8.
(a) Section 4.1(a) is hereby amended by adding at the end of the second sentence thereof the words "plus (F) the Steam Host Employment Incentive Component, if any, for such month."
(b) Section 4.1(b) is hereby amended by adding at the end of the formula the words "+ SHEIC" and by adding, after the definition of "DHA" a new paragraph which reads as follows:
"SHEIC" = Steam Host Employment Incentive Component
(c) A new Section 4.8 is hereby added, which shall read as follows:
4.8 Obligation to Provide Information Relating to Steam Host Employment Incentive Component.

NJEA shall use commercially reasonable efforts to obtain information and certifications required to be provided by the Steam Host under the terms of the Termination Agreement relating to a "Cessation of Operations" (as defined therein) that may affect the Steam Host Employment Incentive Component payable hereunder and shall provide any such information to JCP&L within ten (10) business days of receipt thereof. Notwithstanding anything in this Amendment or the Original Agreement to the contrary, the determination of whether a Cessation of Operations has occurred at the Steam Host Facility or the Nitrocellulose Facility and the duration of such Cessation of Operation or Cessation of Operations for purposes of calculating the Steam Host Incentive Component and the Steam Host Incentive Period shall be made by NJEA after consultation with JCP&L. It is the intent of the parties that the Steam Host Employment Incentive Component payable by JCP&L hereunder be reduced in amount or eliminated entirely (as the case may be) on or about the same time (taking into account timing discrepancies between invoicing and payment under this Agreement and under the Termination Agreement) that the "Monthly Employment Incentive Payments" payable by NJEA under the Termination Agreement are reduced in amount or eliminated entirely (as the case may be) pursuant to Section 3.2 of the Termination Agreement.

3. Headings. The headings used throughout this Amendment are inserted for reference only, and are not to be considered or taken into account in construing the terms or provisions of any section hereof nor to be deemed in any way to qualify, modify or explain the effect of any such provisions or terms.

4. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New Jersey.

5. Counterparts. This Amendment may be executed by the Parties in separate counterparts, each of which shall be deemed an original hereof, but all of which shall constitute one and the same instrument.

6. No Other Amendment. Except as expressly amended herein, all other terms and provisions of the Original Agreement shall remain unmodified and in full force and effect.
7. Effective Date. This Amendment shall be effective as of the date first written above.
[Signatures appear on the following page]

IN WITNESS WHEREOF, each of JCP&L and NJEA has caused this Agreement to be duly executed on its behalf as of the date first above written.
JERSEY CENTRAL POWER & LIGHT COMPANY
By:

Name: Harvey L. Wagner Title: Vice President and Controller
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By:	Northeast Energy, LP, its general partner
By:	ESI Northeast Energy GP, Inc., its administrative general partner
By:

Nathan E. Hanson Director

APPENDIX 3 SECOND AMENDMENT TO AMENDED PPA
SECOND AMENDMENT TO AMENDED AND RESTATED POWER PURCHASE AGREEMENT
dated as of
December ___, 2003
By and Between
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
and
JERSEY CENTRAL POWER & LIGHT COMPANY

SECOND AMENDMENT TO AMENDED AND RESTATED POWER PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED POWER PURCHASE AGREEMENT (this "Second Amendment") is made as of the ___ day of December, 2003, Jersey Central Power & Light Company, a New Jersey corporation and North Jersey Energy Associates, A Limited Partnership, a New Jersey limited partnership. JCP&L and NJEA are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties". Terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Original Agreement (as defined in the first recital below).

W I T N E S S E T H:

WHEREAS, JCP&L and NJEA entered into an Amended and Restated Power Purchase Agreement dated as of May 16, 2003, as amended by that First Amendment to Amended and Restated Power Purchase Agreement dated as of October 21, 2003 (collectively, the "Original Agreement" and as amended by this Second Amendment, the "Agreement") pursuant to which the NJEA is obligated to sell and JCP&L is obligated to purchase the Contract Energy generated at the Facility or provided by NJEA from other sources;

WHEREAS, NJEA and Hercules are parties to a Termination Agreement dated as of October 21, 2003, as amended by a First Amendment to Termination Agreement of even date herewith (collectively, the "Termination Agreement") and an Industrial Steam Sales Contract dated as of June 5, 1989, as amended by the First Amendment to Industrial Steam Sales Contract of even date herewith (collectively, the "Steam Contract");

WHEREAS, in light of the above-referenced amendments, to the extent JCP&L has agreed to pay a portion of the costs associated with the termination of the Steam Contract through certain offsetting adjustments to its payment obligations under the Agreement, the Parties have agreed it is desirable to execute this Second Amendment to make conforming changes to the Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.
The following definition in Section 1.1 shall be amended and restated in its entirety to read as follows:

"Steam Host Employment Incentive Component" shall mean, in each month and for each MWh of Contract Energy delivered hereunder during the Steam Host Employment Incentive Period, an amount equal to $0.74 per MWh of Contract Energy delivered during such period as adjusted as follows:

(a) prior to the termination of the Steam Contract, with respect to any month during which the Base Damage Payment is reduced pursuant to Article VI, Paragraph 4(a)(i) or (ii) due to a "Cessation of Operations" (as defined in the Steam Contract), then the Steam Host Employment Incentive Component shall be reduced by 20% for a First Tier Reduction or by 50% for a Second Tier Reduction (each as defined in the Steam Contract);

(b) on and after the termination of the Steam Contract pursuant to the Termination Agreement, with respect to any month during which the Second Component (as defined in the Termination Agreement) is reduced by either 20% or 50% pursuant to Section 3.2 of the Termination Agreement due to a "Cessation of Operations" (as defined in the Termination Agreement), the Steam Host Employment Incentive Component shall be reduced by the same percentage; and

(c) with respect to any month during which payment of the Monthly Employment Incentive Payment (as defined in the Termination Agreement) is not paid by NJEA due to a "Cessation of Operations" (which is subject to cure within specified time periods) pursuant to Section 3.2 of the Termination Agreement or with respect to any month during which the Base Damage Payment (as defined in the Steam Contract) is equal to zero due to a "Cessation of Operations" (which is subject to cure within specified time periods) pursuant to Article VI, Paragraph 4(a)(iii) of the Steam Agreement, the Steam Host Employment Incentive Component shall equal zero for such month.

2. Headings. The headings used throughout this Amendment are inserted for reference only, and are not to be considered or taken into account in construing the terms or provisions of any section hereof nor to be deemed in any way to qualify, modify or explain the effect of any such provisions or terms.

3. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New Jersey.

4. Counterparts. This Amendment may be executed by the Parties in separate counterparts, each of which shall be deemed an original hereof, but all of which shall constitute one and the same instrument.

5. No Other Amendment. Except as expressly amended herein, all other terms and provisions of the Original Agreement shall remain unmodified and in full force and effect.
6. Effective Date. This Amendment shall be effective as of the date first written above.
[Signatures appear on the following page]

IN WITNESS WHEREOF, each of JCP&L and NJEA has caused this Agreement to be duly executed on its behalf as of the date first above written.
JERSEY CENTRAL POWER & LIGHT COMPANY
By:

Name: Harvey L. Wagner Title: Vice President and Controller
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By:	Northeast Energy, LP, its general partner
By:	ESI Northeast Energy GP, Inc., its administrative general partner
By:

Nathan E. Hanson Director